                                                                     EXHIBIT 3.2



                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             APOGEE TECHNOLOGY, INC.

                        (FILED JULY 1, 1987, RECORDED IN
                    STATE OF DELAWARE, CORPORATION RECORD T,
                               BOOK 106, PAGE 25)


     It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is: Apogee Technology, Inc.

          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first (1st) paragraph of Article "Fourth" thereof and by substituting in lieu of said first (1st) paragraph of Article Fourth the following paragraph:

          "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Nine Million Ten Thousand (9,010,000), consisting of Ten Thousand (10,000) shares of Preferred Stock all of the par value of One Hundred Dollars ($100.00) each, and Nine Million (9,000,000) shares of Common Stock all of the par value of One Cent ($.0l) each."

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by resolution of the Board of Directors on March 30, 1990, and by majority vote at the Annual Meeting of Stockholders entitled to vote held on May 16, 1990.
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     IN WITNESS WHEREOF, Apogee Technology, Inc. has duly caused this
Certificate of Amendment of Certificate of Incorporation to be duly executed by Jason Bloom, President, and attested by Lewis P. Aronson, Secretary, this 20th day of June, 1990.

                                         APOGEE TECHNOLOGY, INC.

                                         By:



                                         ------------------------------
                                         Jason Bloom, President



ATTEST:




                  ------------------------------
                  Lewis P. Aronson, Secretary



                          COMMONWEALTH OF MASSACHUSETTS

County of Norfolk, ss.                                             June 20, 1990

     Then personally appeared before me Jason Bloom, President of Apogee Technology, Inc. who acknowledged the execution of the foregoing as his free act and deed and the free act and deed of the corporation, and he further acknowledged that the facts stated above are true.



                                         ------------------------------
                                         Notary Public
                                         My Commission Expires:




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